EXHIBIT 99.01

SRAX Announces Private Placement of $5.18 Million with Existing Shareholders

Company Eliminates $3.14 Million in Accounts Payable and Liabilities

LOS ANGELES, October 27, 2017 /PRNewswire/ --SRAX (Nasdaq: SRAX), an Internet advertising and technology platform company that provides tools to automate the digital advertising market, announced that it entered into a definitive Securities Purchase Agreement with existing investors for the sale of an aggregate of approximately $5.18 million in principal amount of 12.5% Secured Convertible Debentures due on April 21, 2020 and 863,365 Series A Warrants to purchase Class A common stock with a 5 year term. The Company estimates gross proceeds from the offering to be approximately $5.18 million.  The Debentures will be secured, pari passu, with the investors’ prior debentures issued in the company’s April 2017 offering. The Debentures and Warrants are initially convertible and exercisable at $3.00 per share subject to anti-dilution protection as more fully described in a Form 8-K to be filed.

"We believe this financing demonstrates our investors’ confidence in our growth strategy," stated Christopher Miglino, Chief Executive Officer of SRAX. "We have improved our financial position and continue to be committed to delivering the most effective platform offerings to our customers for their marketing needs."

The company expects to use the net proceeds to satisfy an approximate $1.57 million obligation under a warrant issued in October 2014, and for general corporate purposes.  After payment of the obligation, the warrant issued in October 2014 will be cancelled.

The transaction is exempt from registration under the Securities Act of 1933, as amended.  Pursuant to a Registration Rights Agreement, the company has agreed to file a registration statement for the shares underlying the Debentures and Warrants within 30 days.

Chardan Capital Markets acted as lead placement agent and Aspenwood Capital as co-agent on this transaction.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Social Reality

Social Reality, Inc. (NASDAQ:  SRAX) is an advertising technology company providing the tools to automate digital marketers and content owners' campaigns across digital channels. SRAX's tools amplify performance and maximize profits for brands in the healthcare, CPG, automotive, wellness and lifestyle verticals through an omnichannel approach that integrates all aspects of the marketing experience into one platform. The company's machine-learning technology identifies brands' core consumers and their characteristics discovering new and measurable opportunities to target, reach and monetize audiences driving online and offline sales lift. For more information on how SRAX delivers a digital competitive advantage to surpass today's marketing challenges, visit www.srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman

LHA Investor Relations

+1 415 433 3777

srax@lhai.com